EXHIBIT 10.17

                      ELECTRONIC ARTS INC.

                      CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is made as of June ___, 1997 (the "Effective Date") by and between ELECTRONIC ARTS INC., a Delaware corporation with its offices at 1450 Fashion Island Boulevard, San Mateo, California 94404 ("EA") and Adrenalin Entertainment, a division of Western Technologies, a
California    corporation with offices at 5301 Beethoven Street,
Los Angeles, CA 90066-7047 ("Consultant").


1.  DEVELOPMENT

1.01 Deliverable Items. Consultant hereby agrees to develop and to deliver to EA each of the items noted as a Deliverable Item
("Deliverable Items") on Exhibit A hereto, at the times set forth on such Exhibit A.

1.02 Product. Consultant agrees and acknowledges that EA is not obligated to develop a product based on the Deliverable Item and, furthermore, that if EA does decide to develop such a product, that it is not obligated to contract with Consultant for the development of such product.

2.  COMPENSATION

In consideration of the development and delivery of the Deliverable Items and of the assignment set forth in Section 3, EA agrees to pay to Consultant the sums set forth on Exhibit B at the times set forth on such Exhibit B. Consultant shall not be entitled to any additional compensation in connection with EA's use and/or exploitation of the rights granted to EA under this Agreement, unless such compensation is specifically designated in this Agreement.

3.  ASSIGNMENT

3.01 General. Consultant hereby grants and assigns to EA without reservation all Consultant's right, title and interest in and to each Deliverable Item.

3.02 Moral Rights. For purposes of this subsection, "Moral Rights" means any rights of paternity or integrity, any right to claim authorship of the Deliverable Items, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any Deliverable Item, whether or not such would be prejudicial to Consultant's honor or reputation, and any similar rights existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral" right. Consultant hereby irrevocably transfers and assigns to the EA any and all Moral Rights that Consultant may have in each Deliverable Item. Consultant also hereby forever waives and agrees never to assert any and all Moral Rights it may have in each Deliverable Item, even after termination of Consultant's work on behalf of the EA or this Agreement.

3.03 Execution of Documents. Consultant will cooperate with EA, at EA's expense, in obtaining patent, copyright, trademark or other statutory projections for each Deliverable Item in each country in which one or more is sold, distributed or licensed and in taking any enforcement action, including any public or private prosecution, to protect EA's intellectual property rights in or to each Deliverable Item. Consultant hereby grants EA the exclusive right, and appoints EA as attorney-in-fact, to execute and prosecute in Consultant's name as author or inventor or in EA's name as assignee any application for registration or recordation of any copyright, trademark, patent or other right in or to any Deliverable Item, and to undertake any enforcement action with respect to any Deliverable Item. Consultant will execute such other documents of registration and recordation as may be necessary to perfect in EA, or protect, the rights assigned to EA hereunder in each country in which EA reasonably determines to be prudent.

3.04 Survival. The assignment set forth in this Section 3 will survive any expiration or termination of this Agreement.

4.  EQUIPMENT, SOFTWARE AND ASSISTANCE PROVIDED BY EA
To assist Consultant in the development of any Deliverable Item, EA may from time to time provide Consultant with certain equipment, software and assistance as described in Exhibit C. At any time upon demand of EA, Consultant shall return to EA all equipment and software provided to Consultant hereunder. Consultant shall obtain no rights to any equipment or software provided by EA except for the limited right to use the same in the development of Deliverable Items.

5.  CONFIDENTIALITY

5.01 Definitions

(a) "Confidential Information" means Confidential Information of Consultant and Confidential Information of EA, except to the extent any of the following may be included therein: (i) information that becomes known to the general public without breach of the nondisclosure obligations of this Agreement; (ii) information that is obtained from a third party or independently developed without breach of a nondisclosure obligation and without restriction on disclosure; and (iii) information that is required to be disclosed in connection with any suit, action or other dispute related to this Agreement.

(b) "Confidential Information of Consultant" means: any information designed in writing as "confidential" by Consultant.

(c) "Confidential Information of EA" means: (i) the contents of the Deliverable Item(s) to be delivered by Consultant hereunder;
(ii) the concepts embodied in any source code developed or supplied by EA hereunder; (iii) any concepts or source code included in EA's development aids; (iv) any information concerning the existing or future products of hardware manufacturers; (v) any methods used by EA or its affiliates to prevent unauthorized duplication of software programs; (vi) the terms of this Agreement and any Exhibit, Addenda or other attachment hereto; (vii) any information contained on the reports provided to Consultant hereunder; and (viii) any additional information designated in writing as "confidential" by EA or its Affiliates.

5.02 Protection of Confidential Information. Each party agrees to hold in confidence, and not to use except as expressly authorized in this Agreement, all Confidential Information of the other party an to use at least the same degree of care that it uses to protect its own Confidential Information of like importance, but in no event less than reasonable care, to prevent the unauthorized disclosure or use of the other party's Confidential Information, both during and after the term of this Agreement.

5.03 Survival. After termination of this Agreement, the provisions of this Section 5 will continue in effect except that nothing in this Agreement will impair the right of either party to use, develop or market ideas or programs similar to those in the Deliverable Items so long as such use, development or marketing does not infringe on the copyright, trademark, patent, license or other rights of the other party.

6.  REPRESENTATIONS AND WARRANTIES

6.01 Consultant's Representations. Consultant represents and warrants to EA that:

(a) Each of the Deliverable Items will be the original work of Consultant and will not infringe upon any patent, copyright, trade secret, trademark, or other intellectual property or proprietary rights of any third party;

(b) Consultant is the sole and exclusive owner of all rights in each of the Deliverable Items subject; only to the rights herein assigned to EA;

(c) Consultant has not previously granted and will not grant any rights in the Deliverable Items to any third party which are inconsistent with the rights assigned to EA herein;
(d) Each of Consultant's employees, contractors, artists or partners who has been or will be involved in the development of the Deliverable Items, or who will have access to any Confidential Information of EA, will have signed, before beginning such involvement, an agreement with Consultant with respect to proprietary rights and confidentiality substantially in the form attached to this Agreement as Exhibit D; and

(e) Consultant has full power to enter into this Agreement, to carry out its obligations hereunder and to grant the rights herein granted to EA.

6.02 Survival. The representations and warranties stated in this Section 6 will survive the expiration or termination of this Agreement.

7.  TERM AND TERMINATION

The term of this Agreement will commence on the Effective Date and will continue in effect until acceptance of all Deliverable Items and payment for the same by EA, unless sooner terminated by mutual written consent of the parties in accordance with the following:

7.01 Termination of EA's Convenience. If EA determines at any time and in its sole discretion that, due to progress of the development, market conditions or for any other reason, EA desires to terminate this Agreement, EA may do so by giving written notice to Consultant, without further liability of any kind to Consultant.

7.02 Termination for Breach. In the event of a material breach by either party of a material provision hereof, which breach is not cured within thirty (30) days after written notice thereof by the other party, then the nonbreaching party may, effective thirty (30) days after written notice of failure to cure to the breaching party, terminate this Agreement.

8.  LIMITATION OF LIABILITY

REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR THE LOSS OF ANTICIPATED PROFITS ARISING FROM OR RELATED TO THIS AGREEMENT, EVEN IF SUCH PARTY IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES AND WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE.

9.  GENERAL TERMS

9.01 Amendment. No amendment or modifications of this Agreement will be made except by an instrument in writing signed by both parties.

9.02 Independent Contractors. Consultant is an independent contractor, and nothing in this Agreement will be deemed to place the parties in the relationship of employer-employee, principal-agent, partners or joint venturers.

9.03 Tax Withholdings. EA shall have the right to withhold all amounts required by law for any foreign, national, state or local sales, use, value added, withholding or other taxes, customs duties or similar tariffs and fees and such amounts may be deducted from amounts due and payable to Consultant under this Agreement.

9.04 Equitable Relief. Consultant acknowledges that the performance of Consultant's obligations hereunder and the rights and licenses assigned to EA hereunder are of a unique, unusual, extraordinary and intellectual character which gives them a special value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, that a material breach by Consultant of this Agreement will cause EA great and irreparable injury and damage and, therefore, that EA will be entitled to injunctive relief to prevent such injury or damage.

9.05 Force Majeure. Neither party will be deemed in default of this Agreement to the extent that performance of disaster, accident, act of government, shortages of material or supplies or any other cause reasonably beyond the control of such party ("Force Majeure"), provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen
(15) days of discovery thereof, and uses its diligent, good faith efforts to cure the breach. In the event of such Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure but no in excess of six (6) months.

9.06 Assignment. This Agreement may not be assigned in whole or in part by Consultant without the prior written consent of EA, which consent will not be unreasonably withheld, except that Consultant may assign (subject to any rights of EA) Consultant's interest in all or part of the payments due Consultant hereunder upon notice in writing to EA.

9.07 Right of Offset. Notwithstanding any provision contained in this Agreement, neither party will be prohibited from exercising any right of offset that may be available at law.

9.08 Governing Law; Forum. This Agreement will be deemed entered into in San Mateo County, California and will be governed by and interpreted in accordance with the substantive laws of the State of California without application of conflict of law principles. The parties agree that any dispute arising under this Agreement will be resolved in the sate or federal courts within the Northern District of California and Consultant expressly consents to jurisdiction therein.

9.09 Severability. Should any provision of this Agreement be held to be void, invalid or inoperative, such provision will be enforced to the maximum extent permissible and the remaining provisions of this Agreement will remain in full force and effect.

9.10 Notices. Any notice required or permitted to be sent hereunder will be given by hand delivery, by registered, express or certified mail, return receipt requested, postage prepaid, or by nationally-recognized private express courier or by facsimile to either party at the address listed above, or to such other addresses of which either party may so notify the other. Notices will be deemed given when hand delivered if by hand delivery, or when sent if by any other authorized method.

9.11 Complete Agreement. This Agreement, together with the exhibits hereto, which are incorporated into this Agreement by this reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, understandings, correspondence and agreements with respect to which subject matter.



ELECTRONICS ARTS INC.              CONSULTANT




By:   s/Richard Hilleman            By:   s/Jay Smith




Name: Richard Hilleman              Name: Jay Smith




Date: July 8, 1997                  Date: July 7, 1997

Exhibits:



Exhibit A:  DELIVERABLE ITEMS, DELIVERY DATES AND ACCEPTANCE
            PROCEDURE

Exhibit B:  PAYMENT SCHEDULE

Exhibit C:  EQUIPMENT, SOFTWARE AND ASSISTANCE PROVIDED BY EA

Exhibit D:  ASSIGNMENT, AND CONFIDENTIALITY AGREEMENT

                           EXHIBIT A

   DELIVERABLE ITEMS, DELIVERY DATES AND ACCEPTANCE PROCEDURE








ACCEPTANCE PROCEDURE

After delivery of any Deliverable Item, EA will have thirty (30) business days to examine and analyze the delivered item to determine whether it conforms to its specifications and whether it is, in EA's sole judgment, acceptable. EA will notify Consultant of EA's acceptance or rejection of the Deliverable Item and, in the case of any rejection, will provide Consultant with a reasonably detailed list of deficiencies in the Deliverable Item. If EA fails to notify Consultant of EA's acceptance or rejection within such period, Consultant may request a written acceptance or rejection. If EA does not provide such a written acceptance or rejection by no later than ten (10) business days after Consultant's request, then the Deliverable Item will be deemed accepted. In the case of a rejection, Consultant will use diligent efforts to correct the deficiencies and will resubmit the Deliverable Item, as corrected, within five (5) business days of EA's rejection. This procedure will be repeated until EA either accepts the Deliverable Item or elects to terminate this Agreement pursuant to Section 7.01.

                            EXHIBIT B

                        PAYMENT SCHEDULE





1.   Execution of Agreement                  $20,000

2.   Acceptance of Deliverable Item          $20,000

                              Total          $40,000

                           EXHIBIT C

        EQUIPMENT, SOFTWARE AND ASSISTANCE PROVIDED BY EA




     NONE










WP51\DATA\MISC\CONSL.AGR


                              EXHIBIT 21



Subsidiaries of Wanderlust Interactive, Inc.

Name                                Jurisdiction of Incorporation

Western Technologies, Inc.          Delaware